UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 13, 2010

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 13, 2010, EnteroMedics Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Executive Employment Agreement, dated May 21, 2007, by and between the Company and Greg S. Lea (the “Agreement”). The Amendment extends the period over which Mr. Lea is entitled to receive severance payments pursuant to the Agreement in the event that his employment is terminated by the Company “without cause” (as defined in the Agreement) or by him for “good reason” (as defined in the Agreement) from six months to 12 months. The Amendment also modifies the triggers for the acceleration of the vesting of Mr. Lea’s options upon a “Change in Control” (as defined in the Agreement) of the Company. Pursuant to the Amendment, if, in connection with or within the first two years after a Change in Control of the Company, Mr. Lea’s employment is terminated by the Company “without cause” or by him for “good reason,” the vesting schedule of stock options held by Mr. Lea accelerates such that 100% of any unvested shares existing on the separation date shall immediately vest and be exerciseable during the five-year period following the separation date (but not after the end of each Option’s original term). The Amendment also extends the period over which Mr. Lea and/or his spouse and eligible dependents are entitled to continue to participate in Company-provided medical, dental and life insurance programs following certain employment termination events from six months to 12 months. The termination events for which this benefit is provided are termination by the Company “without cause,” resignation by Mr. Lea for “good reason,” or termination due to Mr. Lea’s death or disability. During the 12 month period, the Company will pay the full cost of these benefits for Mr. Lea, his spouse and eligible dependents, but Mr. Lea will be responsible for paying any share of the cost for the benefits for his spouse and eligible dependents that he was required to pay immediately prior to his employment termination date. Finally, the Amendment includes certain technical changes to ensure that the Agreement, as amended, complies with Section 409A of the U.S. Internal Revenue Code.

The description of the Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Executive Employment Agreement dated May 21, 2007, by and between the Company and Greg S. Lea.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/S/ GREG S. LEA
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: April 19, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Executive Employment Agreement dated May 21, 2007, by and between the Company and Greg S. Lea.